UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF
THE SECURITIES EXCHANGE ACT OF 1934

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APD Antiquities, Inc.

 (Name of Registrant As Specified In Its Charter)

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APD Antiquities, Inc., 1314 South Grand Blvd, Suite 2-176, Phone: (509) 623-0122

November ___, 2011

To the Shareholders:

The purpose of this Information Statement is to is to inform the holders of record, that on October 17, 2011, eight (8) holders who own approximately 54.7% of the issued and outstanding shares of the common stock, par value $0.001 per share (the "Common Stock") of APD Antiquities, Inc. a Nevada corporation (or APD) held as of the close of business on October 1, 2011 (the “Record Date”), gave their written consent to approve the following resolutions authorizing amendments to our Articles of Incorporation and other actions:

(1) increasing the authorized number of $0.001 par value shares up from 75,000,000 to 210,000,000, composed of an increase in authorized shares of Common Stock from Seventy Million (70,000,000) up to Two Hundred Million (200,000,000), and (2) increasing the number of authorized shares of par value $0.001 preferred stock from Five Million (5,000,000) up to Ten Million (10,000,000) shares, (3) changing the name of our corporation from APD Antiquities, Inc. to American Cordillera Mining Corporation, and (4) and authorizing  the undertaking of a 20-for-1 reverse split to reduce the number of the issued and outstanding shares of Common Stock from Four Million Four Hundred Thirty One Thousand One Hundred Eleven (4,431,111) shares to Two Hundred Twenty One Thousand Five Hundred Fifty Six shares (221,556)

Nevada corporation law and our bylaws permit holders of a majority of the voting power to take stockholder action by written consent.  Accordingly, we will not hold a meeting of stockholders to consider or vote upon the increase in the number of authorized shares, the proposed name change, or the reverse stock split described in this Information Statement.

We encourage you to read the attached Information Statement carefully for further information regarding these actions. In accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, the approval of the action described herein by the holders of a majority of the voting power of APD will be deemed ratified and effective at a date that is at least 20 days after the date this Information Statement has been mailed or furnished to our stockholders. This Information Statement is first being mailed or furnished to stockholders on or about _______________, 2011.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS' MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN.

This Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein in compliance with Regulation 14C of the Exchange Act.

By Order of the Board of Directors

/s/ Cindy Swank Cindy Swank Director and Chief Executive Officer

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APD Antiquities, Inc.

1314 South Grand, Suite 2-176

Spokane, WA 99202

Tel. (509) 623-0122

INFORMATION STATEMENT

AND NOTICE OF ACTIONS TAKEN

BY WRITTEN CONSENT OF THE MAJORITY STOCKHOLDERS OF THE COMMON STOCK OF THE COMPANY

General Information

This information is being provided to the shareholders of APD Antiquities, Inc. ("APD"), in connection with our prior receipt, on October 17, 2011, of approval by written consent, in lieu of a special meeting, of the holders of a majority of our Common Stock authorizing  amendments to our Articles of Incorporation, whereby we will; 1) increase the number of authorized shares of Common Stock from 70,000,000 to 200,000,000; 2) increase the number of authorized preferred shares from 5,000,000 to 10,000,000; 3) change in the name of our corporation from APD Antiquities, Inc. to American Cordillera Mining Corporation; and 4) authorizing a 20-for-1 reverse split of our issued and outstanding Common Stock.  Our Board of Directors approved the increase in the number of authorized shares, the corporate name change and the reverse split of the issued Common Stock pursuant to a Written Consent of Directors dated October 14, 2011.  Subsequently, on October 17, 2011, we obtained (by written consent) the approval of eight (8) shareholders that are the record owners of an aggregate of 2,425,869 shares out of a total of 4,431,111 issued and outstanding shares of Common Stock or approximately 54.7% of our outstanding shares prior to the reverse split.  The increase in the number of shares of Common Stock authorized, the change of the name of the corporation and the reverse stock split will not become effective until 20 days from the date of mailing of this Information Statement to our shareholders.

Our management and our Board of Directors do not have any present plans to engage in any merger or acquisition transactions.  However, as part of our new business strategy pursuing mineral exploration and mining activities, we may pursue the acquisition of certain mining claims or mineral leases.

If the proposed corporate actions had not been authorized by majority shareholder written consent, it would have been necessary for these actions to be considered by our shareholders at a special shareholder's meeting convened for the specific purpose of approving the proposed corporate actions.

The elimination of the need for a special meeting of the shareholders to approve the amendments to our Articles of Incorporation and other corporate actions is authorized by Section 78.320 of the Nevada Revised Statutes, (the "Nevada Law").  This Section provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting.  According to this Section 78.390 of the Nevada Law, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend our Articles of Incorporation.  In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the amendments as early as possible in order to accomplish the goals of our corporation, the Board of Directors of APD voted to utilize the written consent of the majority shareholders of our corporation.

Record Date

The record date we established for purposes of determining the number of outstanding shares of the voting capital stock of APD was October 1, 2011.

Delivery of Documents to Security Holders Sharing an Address

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing.  We will only deliver one Information Statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders.  We will promptly deliver a separate copy of this Information Statement and future stockholder communication documents to any stockholder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future stockholder communication documents to any stockholder or holders sharing an address to which multiple copies are now delivered, upon written or oral request to the following address:

APD Antiquities, Inc., 1314 South Grand Blvd, Suite 2-176, Spokane, WA 99202. Tel.  (509) 623-0122.

Stockholders may also address future requests regarding delivery of information statements and/or annual reports by contacting us at the address listed above.

Outstanding Voting Stock of the Company

As of the Record Date, we had 4,431,111 issued, and outstanding shares of Common Stock,.  The consenting stockholders, who consisted of eight (8) current stockholders, were collectively the record and beneficial owners of 2,425,869 shares of out of a total of 4,431,111 issued and outstanding shares of Common Stock or approximately 54.7% of our capital stock as of the Record Date.  The consenting stockholders voted in favor of the proposed corporate actions by written consent on October 17, 2011.  Each share of our Common Stock entitles the holder to one (1) vote on all matters submitted to the shareholders.

Forward Looking Statements

This Information Statement and other reports that we file with the SEC contain forward-looking statements about our business containing the words “believes,” “anticipates,” “expects” and words of similar import. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results or performance to be materially different from the results or performance anticipated or implied by such forward-looking statements.  Given these uncertainties, shareholders are cautioned not to place undue reliance on forward-looking statements.  Except as specified in SEC regulations, we have no duty to publicly release information that updates the forward-looking statements contained in this Information Statement.  An investment in our corporation involves numerous risks and uncertainties, including those described elsewhere in this Information Statement.

Proposals by Security Holders

As of the date of this Information Statement, no security holder proposals have been received by us.

No Rights of Appraisal

Under the laws of Nevada, our shareholders are not entitled to appraisal rights with respect to the authorized  corporate actions and we will not independently provide our shareholders with any such right.

No Dissenter's Rights

Under Nevada Law, shareholders are not entitled to dissenting shareholder rights with respect to our authorized corporate actions, and we will not independently provide shareholders with any such right.

APPROVAL OF AN AMENDMENT TO OUR ARTICLES OF INCORPORATION TO

CHANGE THE NAME OF THE CORPORATION

Action No. 1

Purpose and Effect of the Name Change

Our Board of Directors is taking action to change the corporate name from APD Antiquities, Inc. to American Cordillera Mining Corporation to more accurately reflect the industry of our proposed new business.  This name associates our company with mineral exploration and mining activities, our new principal business to be conducted through our subsidiary, APD Metals, Inc .

APPROVAL OF AN AMENDMENT TO OUR ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED CAPITAL STOCK

Action No. 2

Purpose and Effect of the Increase in the Authorized Common and Preferred Stock

Our Board of Directors is taking this action to increase the number of authorized shares of Common Stock from 70,000,000 to 200,000,000 and increasing the number of authorized shares of preferred stock from 5,000,000 to 10,000,000 shares in anticipation of issuing shares of common stock at a future date for the purpose of acquiring assets and engaging in private placements of Common Stock and/or preferred stock to generate operating capital.

Increasing the number of authorized shares of both Common Stock and preferred stock will have an anti-takeover effect.  Our board of directors could in the future authorize the issuance of substantial numbers of additional shares in reaction to a takeover attempt, which will tend to discourage any such future takeover attempts.  Release No. 34-15230 of the staff of the Securities and Exchange Commission requires disclosure and discussion of the effects of any shareholder proposal that may be used as an anti-takeover device.  However, the proposed increased in the authorized Common Stock is not the result of any such specific effort; rather, as indicated above, the purpose of the increase in the authorized Common Stock is to provide our management with the ability to issue shares for future acquisition, financing and operational possibilities, and not to construct or enable any anti-takeover defense or mechanism on behalf of our company.  While it is possible that management could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent stockholders, we have no intent or plan to employ the additional  unissued authorized shares as an anti-takeover device.  As a consequence, the increase in authorized Common Stock may make it more difficult for, prevent or deter a third party from acquiring control of our company or changing its board of directors and management, as well as inhibit fluctuations in the market price of our shares of Common Stock that could result from actual or rumored takeover attempts.  APD currently has no such provisions in any of its governing documents.

APPROVAL OF A REVERSE STOCK SPLIT OF OUTSTADNING COMMON STOCK

Action No. 3

Overview

Our Board of Directors is taking action to effect a One-for-Twenty (1:20) reverse stock split (the "Reverse Split") of our Common Stock (the "Prior Common Stock").

Pursuant to the Reverse Split, each twenty (20) shares of Prior Common Stock issued and outstanding would be reclassified as, and exchanged for, one (1) share of newly issued Common Stock ("New Common Stock").

The Reverse Split will occur on or about November 24, 2011, (the "Effective Date") without any further action on the part of the shareholders  and without regard to the date or dates on which certificates representing shares of Prior Common Stock are actually surrendered by each holder for certificates representing the number of shares of the New Common Stock that each stockholder is entitled to receive as a result of the Reverse Split.  After the Effective Date of the Reverse Split, the certificates representing shares of Prior Common represent one-twentieth the number of shares of New Common Stock.  Certificates representing shares of New Common Stock will be issued in due course as old certificates are tendered for exchange by the shareholders.  No fractional shares of New Common Stock will be issued and, in lieu thereof, shareholders holding a number of shares of Prior Common Stock not evenly divisible by 20, and stockholders holding fewer than 20 shares of Prior Common Stock prior to the Effective Date, upon surrender of their old certificates, will receive one (1) share of New Common Stock in lieu of fractional shares of New Common Stock.  The reverse split will reduce our issued and outstanding Common Stock from  4,431,111 to approximately 221,556 without factoring in rounding up for fractional shares.

After the reverse split we will have 200,000,000 authorized common shares and 10,000,000 authorized preferred shares.  The Reverse Split will not affect the preferred capital stock and will not reduce the number of common shares into which the preferred stock may be converted in the future.

The New Common Stock issued pursuant to the Reverse Split will be fully paid and non-assessable.  All shares of New Common Stock will have the same voting rights and other rights as shares of the Prior Common Stock have.  Our stockholders do not have preemptive rights to acquire additional shares of Common Stock which we may issue in the future.

Purpose and Effect of the Reverse Stock Split

The Reverse Split will decrease the number of shares of Prior Common Stock outstanding and possibly increase the per share market price for the New Common Stock, in the event that trading is initiated.  Theoretically, the number of shares outstanding should not, by itself, affect the marketability of the stock, the type of investor who acquires it, or the reputation or our corporation in the financial community, but in practice this is not necessarily the case, as many investors look upon a stock trading at, or under $1.00 per share as unduly speculative in nature, and as a matter of policy, avoid investment in such stocks.  Additionally, the reverse stock split would reduce the number of shares of New Common Stock outstanding to amounts that management believes are more reasonable in light of its size and market capitalization.  We will require additional capital for its operations and does not believe that it will be able to raise the necessary capital unless the price of the Common Stock is higher than the current Common Stock price levels and the total number of issued and outstanding share are reduced.  However, no assurance can be given that the Reverse Split will result in any increase in the Common Stock price or that we will be able to complete any financing following the Reverse Split.

There can be no assurance, nor can our Board of Directors predict what effect, if any, the proposed Reverse Split will have on the market price of our Common Stock, if any.

Additionally, we anticipate the future issuance of common shares in connection with financing initiatives, employee stock grant and option programs and consultants.  The future stock issues may have the effect of diluting and depressing our share price.

Contact Information

APD Antiquities, Inc., 1314 South Grand Blvd, Suite 2-176, Spokane, WA 99202. Tel.  (509) 623-0122

Security Ownership of Certain Owners and Management

The following table presents information, to the best of our knowledge, about the ownership of our Common Stock on October 17, 2011 relating to those persons known to beneficially own more than 5% of our capital stock and by our named executive officers and directors.  The percentage of beneficial ownership for the following table is based on 4,431,111 shares of Common Stock outstanding.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose.  Under these rules, beneficial ownership includes those shares of Common Stock over which the stockholder has sole or shared voting or investment power.  It also includes shares of Common Stock that the stockholder has a right to acquire within 60 days after October 17, 2011 pursuant to options, warrants, conversion privileges or other right. The percentage ownership of the outstanding Common Stock, however, is based on the assumption, expressly required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of APD’ Common Stock.

Table 1.

Title of Class	Name and Address of Beneficial Owner of Shares (1)	Position	Amount of Shares Held by Owner	Percent of Class (2)
Common	Cindy K. Swank	Director/Pres.	202,004	4.56%
Common	Timothy Kuh	Director/Vice Pres.	2,000	0.04%
Common	Raymond Kuh	None	201,004	4.54%
Common	Peter Schmid Wiesenweg 7 85653 Aying, Germany	None	333,332	7.52%
Common	Klaus Lewin Meisenweg 15 50126 Bergheim, Germany	None	308,564	6.96%
Common	Yu Shum Cheung The Galleria Ste. 2702 9 Queen’s Road Central Hong Kong, PRC	None	251,500	5.68%
Common	IWJ Consulting Group, LLC 2009 E. 30th Ave. Spokane, WA 99203	None	320,000	7.22%
Common	Michael Strage 350 Central Park West New York, NY 10025	None	300,000	6.77%
Common	Soto Holdings Ltd. Trst Co Cmplx Ajltake Rd Ajeltake Isl Mjuro 96960 Marshall Islands MH	None	300,000	6.77%
Common	Delta Group Investments, Ltd RM2105 21/F Shun Tak Ctr W Twr 200 Connaught Rd C Shng Wan Hong Kong	None	300,000	6.77%
Common	Diamond Dawg Investments LLC PO Box 50046 Bellevue, WA 98015	None	300,000	6.77%
Common	Pro Industries Corporation 1314 S. Grand Blvd. #2-250 Spokane, WA 99202	None	264,000	5.96%
All Executive Officers, Directors as a Group (2 persons) (3)			204,004	4.60%

(1)  Unless otherwise indicated, the address of each of the listed beneficial owners identified above is:

c/o 1314 South Grand Boulevard, Suite 2-176, Spokane, WA 99202.

(2)  The percentages listed in the Percent of Class column are based upon 4,431,111 issued and outstanding shares of Common Stock as of October 25, 2011.

(3)  Includes the shares of Common Stock beneficially owned by Ms. Cindy Swank and Mr. Timothy Kuh.

Shareholders Executing Written Consent

Name                                                                 Number of Shares Owned

DELTA GROUP INVESTMENTS, LTD	300,000
IWJ CONSULTING GROUP, LLC	320,000
DIAMOND DAWG INVESTMENTS LLC	300,000
KLAUS LEWIN	308,564
PRO INDUSTRIES CORPORATION	264,000
PETER SCHMID	333,332
MICHAEL STRAGE	300,000
SOTO HOLDINGS LTD.	300,000
Total Shares	2,425,869 = 54.7%

Nevada Anti-Takeover Provisions

The anti-takeover provisions of Sections 78.411 through 78.445 of the Nevada Corporation Law apply to APD.  Section 78.438 of the Nevada law prohibits us from merging with or selling more than 5% of our assets or stock to any shareholder who owns or owned more than 10% of any stock or any entity related to a 10% shareholder for three years after the date on which the shareholder acquired the APD shares, unless the transaction is approved by our Board of Directors.  The provisions also prohibit us from completing any of the transactions described in the preceding sentence with a 10% shareholder who has held the shares more than three years and its related entities unless the transaction is approved by our Board of Directors or a majority of our shares, other than shares owned by that 10% shareholder or any related entity.  These provisions could delay, defer or prevent a change in control of APD.

Corporate Governance

Our Board of Directors has no standing audit, nominating or compensation committees.  The entire board performs the function of each of these committees.

Section 16(a) Beneficial Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who own more than 10% of a registered class of the our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of APD.  These insiders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file, including Forms 3, 4 and 5.  To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required during the calendar year ended December 31, 2010, all Section 16(a) filing requirements applicable to its insiders were complied with.

Code of Ethics

We have adopted a Code of Ethics that applies to all of our directors and executive officers serving in any capacity for our company, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Executive Compensation

No executives or directors were compensated by us for the fiscal years ended December 31, 2010 or 2009, for work performed that is required to be reported.  In addition, we provided no stock options, warrants, or stock appreciation rights, and there are no employment contracts or incentive pay agreements with any officer or director.

Outstanding Equity Awards at Fiscal Year-End Table.

None.

Employment Agreements with Executive Officers

We have not entered into any employment agreement with any officer or director.

Director Compensation

Directors do not receive compensation for their services.

Conclusion

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the corporate actions authorized by our board of directors and by a majority of the shares held by our stockholders. Your consent to the authorized corporate actions is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS NOTICE IS FOR INFORMATIONAL PURPOSES ONLY.

For the Board of Directors of APD Antiquities, Inc.

By: /s/ Cindy K. Swank Cindy K. Swank President Date: November 18, 2011